EXHIBIT 99.4

                                STOCK ORDER FORM

STOCK ORDER FORM &
CERTIFICATION

                                                Citizens Community Bancorp, Inc.
                        (Holding Company for Citizens Community Bank of Florida)

Note: Please read the Stock Order Form Guide and Instructions on the back of this form before completion
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Deadline:  The Initial  Offering  ends at 5:00 p.m.,  Local Time,  ____________,
1998. Your Stock Order Form and Certification Form, properly executed and with the correct payment, must be received at the address on the bottom of this form by this deadline, or it will be considered void. The Minimum Offering will expire on ____________, 1998 and the Offering will be terminated, unless 300,000 shares of Common Stock have been subscribed for in the Offering by 5:00 p.m., Local Time, on ______________, 1998. The Community Offering will expire on
__________,    1999,    unless    terminated   by   the   Company    beforehand.
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Number of Shares
      (1) Number of Shares    Price Per Share        (2) Total Amount Due
          ----------------                           ----------------
          |              |      x     $7.50      =   |  $            |
          |              |                           |               |
          ----------------                           ----------------

The minimum number of shares that may be subscribed for is 100. The maximum amount any person may purchase in the Initial Offering is 5,000 shares. The maximum any individual may subscribe for in the Community Offering is 15,000 shares. The total any participant may purchase in the Initial Offering and the Community Offering (excluding officers and directors of CCBI) is 15,000 shares. In addition, no person, together with associates of, and persons acting in concert with such persons, may purchase more than 9.99% of the total number of shares outstanding following the completion of the Offering.
--------------------------------------------------------------------------------
Method of Payment                                          Purchaser Information
--------------------------------------------------------------------------------

(3) |_| Enclosed is a check, bank draft or money order payable to Independent Bankers' Bank of Florida FBO CCBI of $___________.

(4) |_| Check here if you are a shareholder of CCBI as of the close of business

       |_| If purchasing through a broker/dealer, please list the on March ___, 1998. If yes, enter here the number of shares owned on that date. name, address and phone number below: ________________________. Name:
       _________________________________________________________

(5) |_| Check here if you are a Depositors with a demand account with Citizens Community Bank of Florida. If yes, enter your account number in the space provided.

(6) |_| Check here if you are a director, officer or employee of CCBI or a member of such person's immediate family.

(7)    |_| If purchasing through a broker/dealer, pleas list the that date.

       Name:___________________________________________________________________
       Street Address:_________________________________________________________
       City:___________________________________________________________________
       State: ___________________________________________ Zip Code: __________
       Phone Number (    )_____________________________________________________


There is no penalty for early withdrawals used for this payment.
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Stock Registration
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(8)   Form of stock ownership
   |_| Individual        |_| Uniform Transfer to Minors
   |_| Joint Tenants     |_| Uniform Gift to Minors
   |_| Tenants in Common |_| Corporation
   |_| Partnership       |_| Individual Retirement Account
   |_| Fiduciary/Trust (Under Agreement Dated ________)

--------------------------------------------------------------------------------
Name                            Social Security or Tax I.D.
Name                            Daytime Telephone
Street Address                  Evening Telephone
City                            State      Zip Code         County of Residence

NASD Affiliation (This section only applies to those individuals who meet the delineated criteria)

|_| Check here if you are a member of the National Association of Securities Dealers, Inc. ("NASD"), a person associated with a NASD member, a member of the immediately family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which an NASD member or person associated with an NASD member has a beneficial interest. To comply with conditions under which an exemption from the NASD's Interpretation With Respect to Free-Riding and Withholding is available, you agree, if you have checked the NASD affiliation box: (1) not to sell, transfer or hypothecate the shares subscribed for herein for a period of three months following the issuance and
(2) to report this  subscription in writing to the applicable NASD member within
one           day          of          the           payment           therefor.
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Acknowledgment  By signing below, I acknowledge  receipt of the Prospectus dated
____________, 1998 and that I have reviewed all provisions therein. I understand that I may not change or revoke my order once it is received by CCBI. I also certify that this stock order is for my account and there is no agreement or understanding regarding any further sale or transfer of these shares. I understand and agree that I am prohibited from transferring, or entering into any agreement directly or indirectly to transfer, the legal or beneficial ownership of subscription rights in the rights offering or the underlying securities to the account of another person. CCBI will pursue any and all legal equitable remedies in the event it becomes aware of the transfer of subscription rights and will not honor orders known by it to involve such transfer. Under penalties of perjury, I further certify that: (1) the social security number or taxpayer identification number given above is correct; and (2) I am not subject to backup withholding. You must cross out this item; (2) above, if you have been notified by the Internal Revenue Service that you are subject to backup withholding because of under-reporting interest or dividends on your tax return By signing below, I also acknowledge that I have not waived any rights under the Securities Act of 1933 and the Securities Exchange Act of 1934.
--------------------------------------------------------------------------------

Signature THIS FORM MUST BE SIGNED AND DATED. THIS ORDER IS NOT VALID IF THE STOCK ORDER FORM AND CERTIFICATION FORM ARE NOT BOTH SIGNED. YOUR ORDER WILL BE FILED IN ACCORDANCE WITH THE PROVISIONS OF THE PROSPECTUS. When purchasing as a custodian, corporate officer, etc., include your full title. An additional signature is required only if payment is by withdrawal from an account that requires more than one signature to withdraw funds. If you need help completing this Form, you may call the Stock Sales Center at 1-800-895-0955, Voice Mail Box 275.

Signature                   Title (if applicable)             Date


Signature                   Title (if applicable)             Date


THE SHARES OF COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.

              Date Rec'd   ___/____/____     Order #  _________  Batch # _______
OFFICE USE    Check #      _____________     Category _________
              Amount      $____________      Initials _________

                      Independent Bankers' Bank of Florida
            Attention: James H. McKillop, III, Senior Vice President
                             109 East Church Street
                             Orlando, Florida 32801

                        CITIZENS COMMUNITY BANCORP, INC.


Item Instruction
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Items 1 and 2 - Fill in the number of shares that you wish to  purchase  and the total payment due. The amount due is determined by multiplying the number of shares by the Subscription Price of $7.50 per share. The minimum purchase is 100 shares. With the exception of officers and directors of the Company, the maximum amount any participant may purchase in the Offering is 15,000 shares (5,000 in the Initial Offering, and 15,000 shares, in the aggregate, in the Initial Offering and Community Offering). In addition, no person, together with associates of, and persons acting in concert with such person, may purchase more than 9.99% of the total number of shares outstanding following the completion of the Offering.

CCBI has reserved the right to reject the subscription of any order received in the Community Offering, if any, in whole or in part.


Item 3 - Payment for shares may be made by check, bank draft or money order made payable to "Independent Bankers' Bank of Florida FBO CCBI." DO NOT MAIL CASH. Your funds will be returned promptly with interest if the Offering is terminated.


Item 4 - Check here if you were a shareholder of record of CCBI at the close of business on ____________, 1998.

         YES |_|   NO |_|

If yes, then fill in the number of shares you owned as of that date.  _______


Item 5 - Check here if you were a Depositor of record of CCBI at the close of business on _____________, 1998.

         YES |_|   NO |_|

If yes, then fill in the demand account number.  ___________________


Item 6 - Please check this box if you are a director, officer or employee of CCBI or a member of such person's immediate family.


Item 7 - If purchasing through a broker/dealer please list the name, address and phone number in this box.


Item 8 - The stock transfer industry has developed a uniform system of shareholder registrations that we will use in the issuance of CCBI common stock. Print the name(s) in which you want the shares registered and the mailing address of the registration. Include the first name, middle initial and last name of the shareholder. Avoid the use of two initials. Please omit words that do not affect ownership rights, such as "Mrs.", "Mr.", "Dr.", "special account", etc.

Subscription rights are not transferable. If you are a qualified shareholder, to protect your priority over other purchasers as described in the Prospectus, you must take ownership in at least one of the account holder's names. Enter the Social Security or Tax I.D. number of one registered owner. This registered owner must be listed on the first "NAME" line. Be sure to include your telephone number because we will need to contact you if we cannot execute your order as given. Review the Stock Ownership Guide and refer to the instructions for Uniform Gift to Minors/Uniform Transfer to Minors and Fiduciaries.

                        CITIZENS COMMUNITY BANCORP, INC.

Item Instruction
--------------------------------------------------------------------------------

Instructions: See your legal advisor if you are unsure about the correct registration of your stock.

Individual - The shares are to be registered in an individual's name only. You may not list beneficiaries for this ownership.

Joint Tenants - Joint Tenants with right of survivorship identifies two or more owners. When shares are held by joint tenants with rights of survivorship, ownership automatically passes to the surviving joint tenant(s) upon the death of any joint tenant. You may not list beneficiaries for this ownership.

Tenants in Common - Tenants in common may also identify two or more owners. When shares are held by tenants in common, upon the death of one co-tenant, ownership of the shares will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common. You may not list beneficiaries for this ownership.

Individual Retirement Account - Individual Retirement Account ("IRA") holders may make share purchases from their deposits through a prearranged "trustee-to-trustee" transfer. Shares may only be held in a self-directed IRA. Federal Trust Bank does not offer a self-directed IRA. Please contact the Stock Sales Center if you have any questions about your IRA account. There will be no early withdrawal or IRS penalties incurred in these transactions.

Uniform Gift to Minors - For residents of many states, shares may be held in the name of a custodian for the benefit of a minor under the Uniform Transfers to Minors Act. For residents in other states, shares may be held in a similar type of ownership under the Uniform Gift to Minors Act of the individual states. For either type of ownership, the minor is the actual owner of the shares with the adult custodian being responsible for the investment until the child reaches legal age.

On the first line, prin the first name, middle initial and last name of the custodian, with the abbreviation "CUST" and "Unif Tran Min Act" or "Unif Gift Min Act" after the name. Print the first name, middle initial and last name of the minor on the second "NAME" line. Standard U.S. Postal Service state abbreviations should be used to describe the appropriate state. For example, shares held by John Doe as custodian for Susan Doe under the Ohio Transfer to Minors Act will be abbreviated John Doe, CUST Susan Doe Unif Tran Min Act. OH. Use the minor's Social Security Number. Only one custodian and one minor may be designated.

Corporation/Partnership - Corporation/Partnerships may purchase shares. Please provide the Corporation/ Partnership's legal name and Tax I.D.

Fiduciary/Trust - Generally, fiduciary relationships (such as trusts, estates, guardianships, etc.) are established under a form of trust agreement or pursuant to a court order. Without a legal document establishing a fiduciary relationship, your shares may not be registered in a fiduciary capacity.

Instructions: On the first "NAME" line, print the first name, middle initial and last name of the fiduciary if the fiduciary is an individual. If the fiduciary is a corporation, list the corporate title on the first "NAME" line. Following the name, print the fiduciary "title" such as trustee, executor, personal representative, etc.

On the second "NAME" line, print either the name of the maker, donor or testator OR the name of the beneficiary. Following the name, indicate the type of legal document establishing the fiduciary relationship (agreement, court order, etc.). In the blank after "Under Agreement Dated", fill in the date of the document governing the relationship. The date of the document need not be provided for a trust created by a will.

An example of fiduciary ownership of stock in the case of a trust is: John D. Smith, Trustee for Thomas A. Smith Trust Under Agreement Dated June 9, 1987.


Definition of Associate
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A person's  Associates  consist of the following:  (a) any  corporation or other organization (other than Citizens Community Bancorp, Inc. ["CCBI"], Citizens Community Bank of Florida ["Bank"], or a majority owned subsidiary of the Bank) of which such person is a director, officer or partner or is directly or indirectly the beneficial owner of 10% or more of any class of equity securities; (b) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, provided, however, that such term shall not in include any tax-qualified employee stock benefit plan of CCBI or the Bank in which such person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; and (c) any relative or spouse of such person, or any relative of such person, who either has the same home as such person or who is a director or officer of CCBI or the Bank or any of their subsidiaries.

                               CERTIFICATION FORM
              (This Form Must Accompany a Signed Stock Order Form)


         I ACKNOWLEDGE THAT THE COMMON STOCK WITH PAR VALUE $0.01 ("COMMON STOCK"), OF FEDERAL TRUST CORPORATION (THE "HOLDING COMPANY") IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED, AND IS NOT GUARANTEED BY CITIZENS COMMUNITY BANK OF FLORIDA, OR BY THE FEDERAL GOVERNMENT.

         I further certify that, before purchasing the Common Stock of Citizens Community Bancorp, Inc. ("CCBI"), that I received a copy of the Prospectus dated, ___________, 1998, which discloses the nature of the Common Stock being offered thereby and describes the following risks involved in an investment in the Common Stock under the heading "Risk Factors" beginning on page __ of the
Prospectus:

         1.       Interest Rate Risk

         2.       Credit Risk

         3.       Growth by Internal Expansion and Acquisitions

         4.       Competition

         5.       Local Economic Conditions

         6.       Supervision and Regulations

         7.       Anti-Takeover Provisions

         8.       Absence of Shareholder Preemptive Rights

         9.       Voting Control

         10.      Dilutive Effect of Purchase Warrants and Stock Options

         11.      Impact on Earnings Per Share

         12.      Limited Trading Market

         13.      Shares Eligible for Future Sale


Signature                                                       Signature


(Note:  If shares are to be held jointly, both parties must sign)


Date
_______________________                , 1998